Exhibit 99.2

Supplemental Operating and Financial Data
First Quarter Ended March 31, 2014

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 29 through 30 for definitions of certain non-GAAP financial measures used in this document.

EPR Properties
Company Profile

The Company

EPR Properties (“EPR” or the “Company”) is a self administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust (“REIT”), and an initial public offering was completed on November 18, 1997.

Since that time, the Company has grown into a leading specialty real estate investment trust with an investment portfolio that includes entertainment, education, recreation and other specialty investments.

Company Strategy

EPR’s primary business objective is to enhance shareholder value by achieving predictable and increasing Funds from Operations (“FFO”) and dividends per share. Our prevailing strategy is to focus on long-term investments in a limited number of categories in which we maintain a depth of knowledge and relationships, and which we believe offer sustained performance throughout all economic cycles. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

We also adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow criteria. As part of our growth strategy we will consider acquiring, developing or financing additional properties which are consistent with our overall strategy and meet our underwriting and investing criteria. In executing our growth strategy, we will employ moderate leverage. We have historically paid out approximately 80% of our FFO as adjusted in the form of dividends. This allows investors to realize a portion of their returns on a current basis.

Following are the key criteria against which our investments are evaluated:

Inflection Opportunity - Renewal or restructuring in an industry’s properties

Enduring Value - Real estate devoted to and improving long-lived activities

Excellent Execution - Market-dominant performance that creates value beyond tenant credit

Attractive Economics - Accretive initial returns along with growth in yield

Advantageous Position - Sustainable competitive advantages

EPR Properties
Investor Information

Senior Management

David Brain	Greg Silvers
President and Chief Executive Officer	Executive Vice President and Chief Operating Officer

Mark Peterson	Jerry Earnest
Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Investment Officer

Neil Sprague	Mike Hirons
Senior Vice President and General Counsel	Vice President - Strategic Planning

Company Information

Corporate Headquarters	Trading Symbols
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
Stock Exchange Listing	EPR-PrF
New York Stock Exchange

Equity Research Coverage

BMO Capital Markets	Paul Adornato	212-885-4170
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
FBR Capital Markets & Co.	Daniel Altscher	703-312-1651
Goldman Sachs	Andrew Rosavich	212-902-2796
J.P. Morgan	Anthony Paolone	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Craig Mailman	917-368-2280
Ladenburg Thalmann	Daniel Donlan	214-409-2056
RBC Capital Markets	Richard Moore	440-715-2646
Stifel	Simon Yarmak	443-224-1345

EPR Properties is followed by the analysts identified above.  Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management.  EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

EPR Properties
Selected Financial Information
(Unaudited, dollars and shares in thousands)

	Three months ended March 31,
Operating Information:	2014	2013
Revenue (1)	89,857	82,951
Net income available to common shareholders of
EPR Properties	37,581	35,254
Earnings before interest, taxes, depreciation and amortization
(EBITDA) - continuing operations (2)	75,652	68,797
Earnings before interest, taxes, depreciation and amortization
(EBITDA) - discontinued operations (2)	3,391	688
Adjusted EBITDA - continuing operations (2)	75,848	69,115
Adjusted EBITDA - discontinued operations (2)	15	688
Interest expense, net (1)	19,899	19,989
Recurring principal payments	2,728	4,303
Capitalized interest	1,287	344
Straight-lined rental revenue	1,111	1,214
Dividends declared on preferred shares	5,952	5,952
Dividends declared on common shares	45,360	37,161
General and administrative expense	7,462	6,652

Balance Sheet Information:	March 31,
	2014	2013
Total assets	3,339,113	2,951,792
Accumulated depreciation	422,463	383,651
Total assets before accumulated depreciation (gross assets)	3,761,576	3,335,443
Unencumbered real estate assets (3)
Number	182	159
Gross book value	2,741,936	2,095,661
Annualized stabilized NOI	275,032	213,501
Total debt	1,482,608	1,383,392
Equity	1,760,514	1,457,505
Common shares outstanding	53,448	47,039
Total market capitalization (using EOP closing price)	4,682,422	4,178,027
Debt/total assets	44%	47%
Debt/total market capitalization	32%	33%
Debt/gross assets	39%	41%
Debt/Adjusted EBITDA - continuing operations (1)(4)	4.89	5.00
Debt/Adjusted EBITDA - continuing and discontinued operations (4)	4.89	4.95

(1) Excludes discontinued operations.
(2) See pages 29 through 30 for definitions.
(3) Includes unencumbered rental properties, gross, direct financing lease, net and mortgage notes receivable; excludes property under development and undeveloped land.
(4) Adjusted EBITDA is for the quarter annualized. See pages 29 through 30 for definitions.

EPR Properties
Selected Balance Sheet Information
(Unaudited, dollars in thousands)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012
Assets
Rental properties: (1)
Entertainment	$2,143,392	$2,152,138	$2,065,181	$2,023,640	$2,017,909	$2,020,348
Education	199,580	193,372	184,728	120,468	112,193	102,311
Recreation	159,334	158,194	70,955	70,961	70,961	69,804
Other	10,090	10,090	14,062	43,580	43,580	71,421
Less: accumulated depreciation	(422,463)	(409,643)	(398,356)	(395,191)	(383,651)	(376,003)
Land held for development	202,552	201,342	200,325	199,001	197,740	196,177
Property under development	138,586	89,473	86,048	77,492	38,369	29,376
Mortgage notes receivable: (2)
Entertainment	58,220	58,220	91,309	77,464	77,464	76,199
Education	61,027	56,505	55,412	42,647	35,904	28,945
Recreation	366,561	366,580	364,829	359,630	352,668	348,091
Other	5,032	5,032	2,521	2,521	2,521	2,517
Investment in a direct financing lease, net	242,905	242,212	240,990	239,803	235,302	234,089
Investment in joint ventures	5,586	5,275	13,683	12,962	12,287	11,971
Cash and cash equivalents	20,406	7,958	24,141	20,030	11,763	10,664
Restricted cash	19,568	9,714	18,110	17,030	32,614	23,991
Accounts receivable, net	41,616	42,538	40,326	39,354	38,246	38,738
Other assets	87,121	83,276	61,009	64,893	55,922	58,091
Total assets	$3,339,113	$3,272,276	$3,135,273	$3,016,285	$2,951,792	$2,946,730

Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$47,526	$72,327	$58,273	$51,722	$47,798	$65,481
Common dividends payable	15,232	13,601	12,636	12,418	37,161	35,165
Preferred dividends payable	5,952	5,952	5,951	5,952	5,952	6,021
Unearned rents and interest	27,281	17,046	18,979	16,821	19,984	11,333
Line of credit	—	—	68,000	24,000	59,000	39,000
Debt	1,482,608	1,475,336	1,477,973	1,450,735	1,324,392	1,329,832
Total liabilities	1,578,599	1,584,262	1,641,812	1,561,648	1,494,287	1,486,832
Equity:
Common stock and additional paid-in- capital	2,090,420	2,004,397	1,825,790	1,784,123	1,775,653	1,769,711
Preferred stock at par value	139	139	139	139	139	139
Treasury stock	(65,857)	(62,177)	(62,177)	(62,169)	(61,227)	(55,308)
Accumulated other comprehensive income	15,129	17,193	17,536	20,392	20,114	20,622
Distributions in excess of net income	(279,694)	(271,915)	(288,204)	(288,225)	(277,551)	(275,643)
EPR Properties shareholders' equity	1,760,137	1,687,637	1,493,084	1,454,260	1,457,128	1,459,521
Noncontrolling interests	377	377	377	377	377	377
Total equity	1,760,514	1,688,014	1,493,461	1,454,637	1,457,505	1,459,898
Total liabilities and equity	$3,339,113	$3,272,276	$3,135,273	$3,016,285	$2,951,792	$2,946,730

(1) Includes rental properties held for sale.
(2) Includes related accrued interest receivable.

EPR Properties
Selected Operating Data
(Unaudited, dollars in thousands)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012
Rental revenue and tenant reimbursements:
Entertainment	$61,410	$61,373	$59,352	$58,974	$59,727	$60,180
Education	5,478	5,198	4,422	3,152	3,157	2,921
Recreation	3,846	3,751	2,682	1,782	1,909	1,502
Other	285	283	305	704	339	331
Mortgage and other financing income:
Entertainment	1,723	1,761	2,258	2,223	2,204	1,936
Education (1)	8,778	8,666	8,507	8,145	7,957	7,724
Recreation	8,066	8,081	8,807	7,789	7,555	7,423
Other	97	94	67	79	79	34
Other income (loss)	174	145	1,441	125	(29)	400
Total revenue	$89,857	$89,352	$87,841	$82,973	$82,898	$82,451

Property operating expense	6,449	6,413	6,579	5,990	7,034	6,915
Other expense	98	150	204	208	96	334
General and administrative expense	7,462	6,146	6,764	6,051	6,652	5,396
Costs associated with loan refinancing or payoff	—	—	223	5,943	—	150
Gain on early extinguishment of debt	—	—	—	—	(4,539)	—
Interest expense, net	19,899	20,632	20,435	20,000	19,989	20,062
Transaction costs	196	1,096	317	224	318	31
Impairment charges	—	—	—	—	—	1,160
Depreciation and amortization	15,327	14,807	13,141	13,176	12,822	12,201
Income before equity in income in joint ventures and other items	40,426	40,108	40,178	31,381	40,526	36,202
Equity in income from joint ventures	311	230	351	466	351	358
Gain on sale or acquisiton, net	330	3,017	—	—	—	—
Gain on previously held equity interest	—	4,853	—	—	—	—
Income tax benefit (expense)	(925)	14,176	—	—	—	—
Income from continuing operations	40,142	62,384	40,529	31,847	40,877	36,560
Discontinued operations:
Income (loss) from discontinued operations	15	135	(195)	629	(236)	287
Impairment charges	—	—	—	—	—	(6,819)
Transaction (costs) benefit	3,376	—	—	—	—	—
Gain (loss) on sale of real estate	—	523	3,168	—	565	(747)
Net income	43,533	63,042	43,502	32,476	41,206	29,281
Net income attributable to noncontrolling interests	—	—	—	—	—	(47)
Preferred dividend requirements	(5,952)	(5,951)	(5,951)	(5,952)	(5,952)	(6,503)
Preferred share redemption costs	—	—	—	—	—	(3,888)
Net income available to common shareholders of EPR Properties	$37,581	$57,091	$37,551	$26,524	$35,254	$18,843

(1) Represents income from owned assets under a direct financing lease, eight mortgage notes receivable and two notes receivable.

EPR Properties
Funds From Operations and Funds From Operations as Adjusted
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012
Funds From Operations ("FFO") (1):
Net income available to common shareholders of EPR Properties	$37,581	$57,091	$37,551	$26,524	$35,254	$18,843
(Gain) loss on sale or acquisition of real estate	—	(3,540)	(3,168)	—	(565)	747
Gain on previously held equity interest	—	(4,853)	—	—	—	—
Real estate depreciation and amortization	15,049	14,528	13,069	13,498	13,468	13,318
Allocated share of joint venture depreciation	54	64	164	162	157	150
Impairment charges	—	—	—	—	—	7,979
FFO available to common shareholders of EPR Properties	$52,684	$63,290	$47,616	$40,184	$48,314	$41,037

FFO available to common shareholders of EPR Properties	$52,684	$63,290	$47,616	$40,184	$48,314	$41,037
Add: Preferred dividends for Series C preferred shares	—	1,941	—	—	—	—
Diluted FFO available to common shareholders	$52,684	$65,231	$47,616	$40,184	$48,314	$41,037

Funds From Operations as adjusted (1):
FFO available to common shareholders of EPR Properties	$52,684	$63,290	$47,616	$40,184	$48,314	$41,037
Costs associated with loan refinancing or payoff	—	—	223	5,943	—	150
Transaction costs (benefit)	(3,180)	1,096	317	224	318	31
Gain on early extinguishment of debt	—	—	—	—	(4,539)	—
Preferred share redemption costs	—	—	—	—	—	3,888
Gain on sale of land	(330)	—	—	—	—	—
Deferred income tax expense (benefit)	407	(14,787)	—	—	—	—
FFO as adjusted available to common shareholders of EPR Properties	$49,581	$49,599	$48,156	$46,351	$44,093	$45,106

FFO per common share attributable to EPR Properties:
Basic	$1.00	$1.25	$1.01	$0.85	$1.03	$0.88
Diluted	1.00	1.23	1.00	0.85	1.03	0.87
FFO as adjusted per common share attributable to EPR Properties:
Basic	$0.94	$0.98	$1.02	$0.98	$0.94	$0.96
Diluted	0.94	0.97	1.01	0.98	0.94	0.96
Shares used for computation (in thousands):
Basic	52,541	50,792	47,349	47,081	46,854	46,850
Diluted	52,719	52,933	47,524	47,294	47,047	47,090

Weighted average shares outstanding-diluted EPS	52,719	50,959	47,524	47,294	47,047	47,090
Effect of dilutive Series C preferred shares	—	1,974	—	—	—	—
Adjusted weighted-average shares outstanding-diluted	52,719	52,933	47,524	47,294	47,047	47,090

(1) See pages 29 through 30 for definitions.

EPR Properties
Adjusted Funds From Operations
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012
Adjusted Funds from Operations ("AFFO") (1):
FFO available to common shareholders of EPR Properties	$52,684	$63,290	$47,616	$40,184	$48,314	$41,037
Adjustments:
Amortization of above market leases, net	48	48	—	—	—	—
Transaction costs (benefit)	(3,180)	1,096	317	224	318	31
Non-real estate depreciation and amortization	278	278	277	277	277	276
Deferred financing fees amortization	1,015	1,044	1,010	988	999	994
Costs associated with loan refinancing or payoff	—	—	223	5,943	—	150
Share-based compensation expense to management and trustees	2,328	1,690	1,659	1,618	1,548	1,417
Maintenance capital expenditures (2)	(1,154)	(2,627)	(619)	(279)	(525)	(2,622)
Straight-lined rental revenue	(1,111)	(1,575)	(1,350)	(707)	(1,214)	(927)
Non-cash portion of mortgage and other financing income	(1,286)	(1,288)	(1,329)	(1,393)	(1,265)	(1,253)
Gain on early extinguishment of debt	—	—	—	—	(4,539)	—
Preferred share redemption costs	—	—	—	—	—	3,888
Gain on sale of land	(330)	—	—	—	—	—
Deferred income tax expense (benefit)	407	(14,787)	—	—	—	—
AFFO available to common shareholders of EPR Properties	$49,699	$47,169	$47,804	$46,855	$43,913	$42,991

Weighted average diluted shares outstanding (in thousands)	52,719	50,959	47,524	47,294	47,047	47,090

AFFO per diluted common share	$0.94	$0.93	$1.01	$0.99	$0.93	$0.91

Dividends declared per common share	$0.86	$0.79	$0.79	$0.79	$0.79	$0.75

AFFO payout ratio (3)	91%	85%	78%	80%	85%	82%

(1) See pages 29 through 30 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Capital Structure at March 31, 2014
(Unaudited, dollars in thousands)

Consolidated Debt

Principal Payments Due on Debt:

	Mortgages			Unsecured Credit Facility (2)	Unsecured Senior Notes
Year	Amortization	Maturities	Bond/Term Loan (1)			Total	Weighted Avg Interest Rate
2014	$8,183	$—	$—	$—	$—	$8,183	6.07%
2015	10,951	95,497	—	—	—	106,448	5.73%
2016	6,767	96,144	—	—	—	102,911	6.08%
2017	3,588	73,102	—	—	—	76,690	5.91%
2018	919	12,462	275,000	—	—	288,381	2.60%
2019	—	—	—	—	—	—	—%
2020	—	—	—	—	250,000	250,000	7.75%
2021	—	—	—	—	—	—	—%
2022	—	—	—	—	350,000	350,000	5.75%
2023	—	—	—	—	275,000	275,000	5.25%
2024	—	—	—	—	—	—	—%
Thereafter	—	—	24,995	—	—	24,995	0.06%
	$30,408	$277,205	$299,995	$—	$875,000	$1,482,608	5.32%

		Balance	Weighted Avg Interest Rate	Weighted Avg Maturity
Fixed rate secured debt		$307,613	5.93%	2.35
Fixed rate unsecured debt (1)		1,115,000	5.38%	7.26
Variable rate secured debt		24,995	0.06%	23.50
Variable rate unsecured debt		35,000	1.75%	0.14
Total		$1,482,608	5.32%	6.44

(1) Includes $240 million of term loan that has been fixed through interest rate swaps through July 5, 2017.

(2) Unsecured Credit Facility Summary:

		Balance		Rate
	Commitment	at 3/31/2014	Maturity	at 3/31/2014

	$535,000	$—	July 23, 2017	1.55%

Note: This facility has a one year extension available at the Company's option and includes an accordion feature in which the facility can be increased to up to $600 million, in each case, subject to certain terms and conditions.

EPR Properties
Capital Structure at March 31, 2014 and December 31, 2013
(Unaudited, dollars in thousands)

Consolidated Debt (continued)

Summary of Debt:
	March 31, 2014	December 31, 2013

Mortgage note payable, 5.56%, due June 5, 2015	$31,052	$31,235
Mortgage note payable, 5.39%, due November 1, 2015	5,196	5,274
Mortgage notes payable, 5.77%, due November 6, 2015	64,512	65,070
Mortgage notes payable, 5.84%, due March 6, 2016	36,421	36,724
Mortgage notes payable, 6.37%, due June 30, 2016	26,206	26,406
Mortgage notes payable, 6.10%, due October 1, 2016	23,539	23,719
Mortgage notes payable, 6.02%, due October 6, 2016	17,728	17,866
Mortgage note payable, 6.06%, due March 1, 2017	9,912	9,986
Mortgage note payable, 6.07%, due April 6, 2017	10,208	10,284
Mortgage notes payable, 5.73%-5.95%, due May 1, 2017	33,409	33,660
Mortgage note payable, 5.29%, due July 1, 2017	3,711	3,746
Unsecured revolving variable rate credit facility, LIBOR + 1.40%, due July 23, 2017	—	—
Mortgage notes payable, 5.86% due August 1, 2017	24,210	24,387
Mortgage note payable, 6.19%, due February 1, 2018	14,327	14,486
Mortgage note payable, 7.37%, due July 15, 2018	7,182	7,498
Unsecured term loan payable, LIBOR + 1.60%, fixed through interest rate swaps at 2.51% through January 5, 2016 and 2.38% from January 5, 2016 to July 5, 2017, due July 23, 2018	275,000	265,000
Senior unsecured notes payable, 7.75%, due July 15, 2020	250,000	250,000
Senior unsecured notes payable, 5.75%, due August 15, 2022	350,000	350,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Bonds payable, variable rate, due October 1, 2037	24,995	24,995
Total	$1,482,608	$1,475,336

EPR Properties
Capital Structure
Senior Notes

Senior Debt Ratings as of March 31, 2014

Moody's	Baa2 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BB+ (positive)

Summary of Covenants

The Company's outstanding senior unsecured notes have fixed interest rates of 5.25%, 5.75% and 7.75%. Interest on the senior unsecured notes is paid semiannually. The senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 5.25%, 5.75% and 7.75% senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance.  The actual amounts as of March 31, 2014 and December 31, 2013 are:

		Actual	Actual
Note Covenants	Required	1st Quarter 2014 (1)	4th Quarter 2013
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	40%	41%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	9%	9%
Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service)	≥ 1.5 x	3.7x	3.7x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	265%	262%

(1) See page 14 for detailed calculations.

EPR Properties
Capital Structure
Senior Notes
(Unaudited, dollars in thousands)

Covenant Calculations

Total Assets:	March 31, 2014		Total Debt:		March 31, 2014
Total Assets	$3,339,113		Secured debt obligations		$332,608
Add: accumulated depreciation	422,463		Unsecured debt obligations:
Less: intangible assets	(6,336)		Unsecured debt		1,150,000
Total Assets	$3,755,240		Outsanding letters of credit		—
			Guarantees		20,430
			Derivatives at fair market value, net, if liability		—
Total Unencumbered Assets:	March 31, 2014		Total unsecured debt obligations:		1,170,430
Unencumbered real estate assets, gross	$2,741,936		Total Debt		$1,503,038
Cash and cash equivalents	20,406
Land held for development	202,552
Property under development	138,586
Total Unencumbered Assets	$3,103,480

Consolidated Income Available for Debt Service:	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	Trailing Twelve Months
Adjusted EBITDA	$75,848	$76,643	$74,294	$70,724	$297,509
Add: Adjusted EBITDA of discontinued operations	15	135	10	1,201	1,361
Less: straight-line rental revenue	(1,111)	(1,575)	(1,350)	(707)	(4,743)
Consolidated Income Available for Debt Service	$74,752	$75,203	$72,954	$71,218	$294,127

Annual Debt Service:
Interest expense, gross	$21,190	$21,416	$21,460	$20,632	$84,698
Less: deferred financing fees amortization	(1,015)	(1,044)	(1,010)	(988)	(4,057)
Annual Debt Service	$20,175	$20,372	$20,450	$19,644	$80,641

Debt Service Coverage	3.7	3.7	3.6	3.6	3.6

EPR Properties
Capital Structure at March 31, 2014
(Unaudited, dollars in thousands except share information)

Equity

Security	Shares Issued and Outstanding	Price per share at March 31, 2014	Liquidation Preference	Dividend Rate	Convertible

Common shares	53,447,544	$53.39	N/A	(1)	N/A
Series C	5,400,000	$21.50	$135,000	5.750%	Y
Series E	3,450,000	$30.50	$86,250	9.000%	Y
Series F	5,000,000	$23.80	$125,000	6.625%	N

Calculation of Total Market Capitalization:

Common shares outstanding at March 31, 2014 multiplied by closing price at March 31, 2014				$2,853,564
Aggregate liquidation value of Series C preferred shares (2)				135,000
Aggregate liquidation value of Series E preferred shares (2)				86,250
Aggregate liquidation value of Series F preferred shares (2)				125,000
Total debt at March 31, 2014				1,482,608
Total consolidated market capitalization				$4,682,422

(1) Total monthly dividends declared in the first quarter of 2014 were $0.855 per share.
(2) Excludes accrued unpaid dividends at March 31, 2014

EPR Properties
Summary of Ratios
(Unaudited)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012

Debt to total assets (book value)	44%	45%	49%	49%	47%	46%

Debt to total market capitalization	32%	34%	37%	35%	33%	35%

Debt to gross assets	39%	40%	44%	43%	41%	41%

Debt/Adjusted EBITDA - continuing operations (1)	4.89	4.81	5.20	5.21	5.00	4.90

Debt/Adjusted EBITDA - continuing and discontinued operations (1)	4.89	4.80	5.20	5.13	4.95	4.79

Secured debt to secured assets	66%	67%	63%	65%	55%	56%

Unencumbered real estate assets to total real estate assets (2)	84%	84%	83%	83%	71%	70%

Interest coverage ratio (3)	3.6	3.6	3.5	3.6	3.5	3.5

Fixed charge coverage ratio (3)	2.8	2.8	2.7	2.8	2.7	2.7

Debt service coverage ratio (3)	3.2	3.2	3.1	3.0	2.9	2.9

FFO payout ratio (4)	86%	64%	79%	93%	77%	86%

FFO as adjusted payout ratio (5)	91%	81%	78%	81%	84%	78%

AFFO payout ratio (6)	91%	85%	78%	80%	85%	82%

(1) Adjusted EBITDA is for the quarter annualized. See pages 29 through 30 for definitions.
(2) Total real estate assets includes rental properties, gross, direct financing lease, net and mortgage notes receivable; excludes property under development and land held for development.
(3) See page 17 for detailed calculation.
(4) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(5) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(6) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Calculation of Interest, Fixed Charge and Debt Service Coverage Ratios
(Unaudited, dollars in thousands)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012
Interest Coverage Ratio (1):
Net income	$43,533	$63,042	$43,502	$32,476	$41,206	$29,281
Impairment charges	—	—	—	—	—	7,979
Transaction costs (benefit)	(3,180)	1,096	317	224	318	31
Interest expense, gross	21,190	21,416	21,460	20,632	20,335	20,445
Depreciation and amortization	15,327	14,807	13,346	13,776	13,745	13,594
Share-based compensation expense
to management and trustees	2,328	1,690	1,659	1,618	1,548	1,417
Costs associated with loan refinancing
or payoff	—	—	223	5,943	—	150
Interest cost capitalized	(1,287)	(779)	(1,014)	(626)	(344)	(380)
Straight-line rental revenue	(1,111)	(1,575)	(1,350)	(707)	(1,214)	(927)
Gain on early extinguishment of debt	—	—	—	—	(4,539)	—
(Gain) loss on sale or acquisition of real estate	(330)	(3,540)	(3,168)	—	(565)	747
Gain on previously held equity interest	—	(4,853)	—	—	—	—
Deferred income tax expense (benefit)	407	(14,787)	—	—	—	—
Interest coverage amount	$76,877	$76,517	$74,975	$73,336	$70,490	$72,337

Interest expense, net	$19,899	$20,632	$20,435	$19,972	$19,989	$20,062
Interest income	4	5	11	34	2	3
Interest cost capitalized	1,287	779	1,014	626	344	380
Interest expense, gross	$21,190	$21,416	$21,460	$20,632	$20,335	$20,445

Interest coverage ratio	3.6	3.6	3.5	3.6	3.5	3.5

Fixed Charge Coverage Ratio (1):
Interest coverage amount	$76,877	$76,517	$74,975	$73,336	$70,490	$72,337

Interest expense, gross	$21,190	$21,416	$21,460	$20,632	$20,335	$20,445
Preferred share dividends	5,952	5,951	5,951	5,952	5,952	6,503
Fixed charges	$27,142	$27,367	$27,411	$26,584	$26,287	$26,948

Fixed charge coverage ratio	2.8	2.8	2.7	2.8	2.7	2.7

Debt Service Coverage Ratio (1):
Interest coverage amount	$76,877	$76,517	$74,975	$73,336	$70,490	$72,337

Interest expense, gross	$21,190	$21,416	$21,460	$20,632	$20,335	$20,445
Recurring principal payments	2,728	2,637	2,472	4,141	4,303	4,171
Debt service	$23,918	$24,053	$23,932	$24,773	$24,638	$24,616

Debt service coverage ratio	3.2	3.2	3.1	3.0	2.9	2.9

(1) See pages 29 through 30 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement.

EPR Properties
Reconciliation of Interest Coverage Amount to Net Cash Provided by Operating Activities
(Unaudited, dollars in thousands)

The interest coverage amount per the table on the previous page is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used in investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013	4th Quarter 2012

Net cash provided by operating activities	$41,530	$75,745	$45,649	$72,554	$40,172	$62,002

Equity in income from joint ventures	311	230	351	466	351	358
Distributions from joint ventures	—	(355)	(216)	(191)	(223)	(219)
Amortization of deferred financing costs	(1,015)	(1,044)	(1,010)	(988)	(999)	(994)
Amortization of above market leases, net	(48)	(48)	—	—	—	—
Increase (decrease) in mortgage notes and related accrued interest receivable	107	(783)	2,868	(1,664)	36	(419)
Increase (decrease) in restricted cash	3,425	135	(565)	(10,234)	(2,946)	3,984
Increase (decrease) in accounts receivable, net	(543)	2,540	1,539	1,480	339	3,149
Increase in direct financing lease receivable	694	1,222	1,186	1,240	1,212	1,234
Increase (decrease) in other assets	2,039	(1,172)	(2,842)	1,810	(139)	(1,682)
Decrease (increase) in accounts payable and accrued liabilities	18,151	(17,159)	9,066	(8,493)	10,520	(11,276)
Decrease (increase) in unearned rents	(3,793)	(2,952)	(464)	(2,167)	3,072	(2,969)
Straight-line rental revenue	(1,111)	(1,575)	(1,350)	(707)	(1,214)	(927)
Interest expense, gross	21,190	21,416	21,460	20,632	20,335	20,445
Interest cost capitalized	(1,287)	(779)	(1,014)	(626)	(344)	(380)
Transaction costs (benefit)	(3,180)	1,096	317	224	318	31
Deferred income tax expense	407	—	—	—	—	—
Interest coverage amount (1)	$76,877	$76,517	$74,975	$73,336	$70,490	$72,337

(1) See pages 29 through 30 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement.

EPR Properties
Capital Spending and Disposition Summaries
(Unaudited, dollars in thousands)

2014 Capital Spending:
Description	Location	Operating Segment	Capital Spending Three Months Ended March 31, 2014
Development of megaplex theatres	various	Entertainment	$8,450
Development of other entertainment and retail projects	various	Entertainment	357
Investment in note receivable secured by partnership interest in theatre operations	China	Entertainment	1,486
Investment in mortgage notes receivable for public charter schools	various	Education	5,217
Acquisition and development of early childhood education centers	various	Education	15,197
Development of public charter school properties	various	Education	5,513
Acquisition and development of private schools	various	Education	10,332
Improvements at Wisp ski resort	McHenry, MD	Recreation	799
Development of TopGolf golf entertainment facilities	various	Recreation	19,896
Investment in casino and resort project	Sullivan County, NY	Other	1,209
Total investment spending			$68,456
Other capital acquisitions, net	various		1,108
Total capital spending			$69,564

2014 Dispositions:
Description	Location	Date of Disposition	Net Sales Proceeds
Sale of land adjacent to a public charter school investment	Queen Creek, AZ	January 2014	$915

EPR Properties
Property Under Development - Investment Spending Estimates at March 31, 2014 (1)
(Unaudited, dollars in thousands)

	March 31, 2014		Owned Build-to-Suit Spending Estimates
	Property Under Development	# of Projects	2nd Quarter 2014	3rd Quarter 2014	4th Quarter 2014	1st Quarter 2015	Remainder 2015	Total Expected Cost (2)	% Leased
Entertainment	$21,287	6	$4,977	$9,346	$6,396	$7,401	$14,127	$63,534	100%
Education	62,549	14	37,383	37,461	38,061	21,669	40,107	237,230	100%
Recreation	43,144	6	12,917	15,555	9,743	9,279	11,632	102,270	100%
Total Build-to-Suit	126,980	26	$55,277	$62,362	$54,200	$38,349	$65,866	$403,034
Non Build-to-Suit Development	11,606
Total Property Under Development	$138,586

		March 31, 2014	Owned Build-to-Suit In-Service Estimates
		# of Projects	2nd Quarter 2014	3rd Quarter 2014	4th Quarter 2014	1st Quarter 2015	Remainder 2015	Total In-Service (2)
Entertainment		6	$—	$10,757	$19,279	$7,500	$25,998	$63,534
Education		14	18,841	69,045	73,673	—	75,671	237,230
Recreation		6	52,900	—	29,500	19,870	—	102,270
Total Build-to-Suit		26	$71,741	$79,802	$122,452	$27,370	$101,669	$403,034

	March 31, 2014		Mortgage Build-to-Suit Spending Estimates
	Mortgage Notes Receivable	# of Projects	2nd Quarter 2014	3rd Quarter 2014	4th Quarter 2014	1st Quarter 2015	Remainder 2015	Total Expected Cost (2)
Entertainment	$—	—	$—	$—	$—	$—	$—	$—
Education	7,870	1	2,337	1,710	570	—	—	12,487
Recreation (3)	1,139	1	13,000	37,500	37,500	20,838	798	110,775
Total Build-to-Suit Mortgage Notes	9,009	2	$15,337	$39,210	$38,070	$20,838	$798	$123,262
Non Build-to-Suit Mortgage Notes	481,831
Total Mortgage Notes Receivable	$490,840

(1) This schedule includes only those properties for which the Company has closed on a contract (lease or mortgage) and commenced construction as of March 31, 2014.
(2) "Total Expected Cost" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).

(3) Certain of these mortgage agreements contain provisions that allow for a conversion to a lease structure.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's Annual Report on Form 10-K.

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2014
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$56,822	$5,478	$3,846	$285	$66,431	$—	$66,431
Tenant reimbursements	4,588	—	—	—	4,588	—	4,588
Other income	1	—	—	—	1	173	174
Mortgage and other financing income	1,723	8,778	8,066	97	18,664	—	18,664
Total revenue	63,134	14,256	11,912	382	89,684	173	89,857

Property operating expense	6,273	—	—	176	6,449	—	6,449
Other expense	—	—	—	98	98	—	98
Total investment expenses	6,273	—	—	274	6,547	—	6,547
General and administrative expense	—	—	—	—	—	7,462	7,462
Transaction costs	—	—	—	—	—	196	196
EBITDA - continuing operations	$56,861	$14,256	$11,912	$108	$83,137	$(7,485)	$75,652
	69%	17%	14%	—%	100%

Add: transaction costs						196	196
Adjusted EBITDA - continuing operations							75,848

Reconciliation to Consolidated Statements of Income:
Interest expense, net						(19,899)	(19,899)
Transaction costs						(196)	(196)
Depreciation and amortization						(15,327)	(15,327)
Equity in income from joint ventures						311	311
Gain on sale of land						330	330
Income tax expense						(925)	(925)
Discontinued operations:
Income from discontinued operations						15	15
Transaction (costs) benefit						3,376	3,376
Net income attributable to EPR Properties							43,533
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$37,581

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2013
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$54,983	$3,157	$1,909	$339	$60,388	$—	$60,388
Tenant reimbursements	4,744	—	—	—	4,744	—	4,744
Other income	23	—	—	1	24	—	24
Mortgage and other financing income	2,204	7,957	7,555	79	17,795	—	17,795
Total revenue	61,954	11,114	9,464	419	82,951	—	82,951

Property operating expense	7,135	—	—	(100)	7,035	—	7,035
Other expense	—	—	—	96	96	53	149
Total investment expenses	7,135	—	—	(4)	7,131	53	7,184
General and administrative expense	—	—	—	—	—	6,652	6,652
Transaction costs	—	—	—	—	—	318	318
EBITDA - continuing operations	$54,819	$11,114	$9,464	$423	$75,820	$(7,023)	$68,797
	72%	15%	12%	1%	100%

Add: transaction costs						318	318
Adjusted EBITDA - continuing operations							69,115

Reconciliation to Consolidated Statements of Income:
Gain on early extinguishment of debt						4,539	4,539
Interest expense, net						(19,989)	(19,989)
Transaction costs						(318)	(318)
Depreciation and amortization						(12,822)	(12,822)
Equity in income from joint ventures						351	351
Discontinued operations:
Loss from discontinued operations						(235)	(235)
Gain on sale of real estate						565	565
Net income attributable to EPR Properties							41,206
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$35,254

EPR Properties
Financial Information by Segment - Discontinued Operations
(Unaudited, dollars in thousands)

	For the Three Months Ended March 31, 2014
	Entertainment (1)	Other (2)	Consolidated
Rental revenue	$3	$—	$3
Total revenue	3	—	3

Property operating expense	6	—	6
Other expense (benefit)	—	(18)	(18)
Total investment expenses	6	(18)	(12)
Transaction costs (benefit)	(3,376)	—	(3,376)
EBITDA - discontinued operations	$3,373	$18	$3,391

Add: transaction costs (benefit)			(3,376)
Adjusted EBITDA - discontinued operations			$15
Reconciliation to Consolidated Statements of Income:
Transaction costs (benefit)			3,376
Income from discontinued operations			$3,391

	For the Three Months Ended March 31, 2013
	Entertainment (1)	Other (2)	Consolidated
Rental revenue	$—	$746	$746
Total revenue	—	746	746

Property operating expense (benefit)	21	(30)	(9)
Other expense	—	67	67
Total investment expenses	21	37	58
EBITDA and Adjusted EBITDA- discontinued operations	$(21)	$709	$688

Reconciliation to Consolidated Statements of Income:
Depreciation and amortization			(923)
Gain on sale or acquisition of real estate, net			565
Loss from discontinued operations			$330

(1) For each of the three months ended March 31, 2014 and 2013, consists of certain operations that primarily related to the settlement of escrow reserves and post closing adjustments associated with the sale of Toronto Dundas Square. Additionally, for the three months ended March 31, 2014, transaction costs (benefit) consists of a reversal of a liability that was established with the March 4, 2010 acquisition of Toronto Dundas Square. This liability was reversed as the related payment is not expected to occur.

(2) For the three months ended March 31, 2014, consists of a tax refund received on a vineyard and winery property sold in 2013. For the three months ended March 31, 2013, consists of the operations of five vineyard and winery properties that were sold during 2013.

EPR Properties
Investment Information by Asset Type
As of March 31, 2014 and December 31, 2013
(Unaudited, dollars in thousands)

	As of March 31, 2014
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,736,671	$193,294	$152,460	$7,508	$2,089,933
Add back accumulated depreciation on rental properties	406,721	6,286	6,874	2,582	422,463
Land held for development	4,457	—	—	198,095	202,552
Property under development	32,335	63,107	43,144	—	138,586
Mortgage notes and related accrued interest receivable, net	58,220	61,027	366,561	5,032	490,840
Investment in a direct financing lease, net	—	242,905	—	—	242,905
Investment in joint ventures	5,586	—	—	—	5,586
Intangible assets, gross (1)	17,922	—	—	—	17,922
Notes receivable and related accrued interest receivable, net (1)	1,508	5,814	—	—	7,322
Total investments (2)	$2,263,420	$572,433	$569,039	$213,217	$3,618,109
% of total investments	63%	16%	16%	5%	100%

	As of December 31, 2013
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,755,433	$188,387	$152,694	$7,637	$2,104,151
Add back accumulated depreciation on rental properties	396,705	4,985	5,500	2,453	409,643
Land held for development	4,457	—	—	196,885	201,342
Property under development	23,686	40,821	24,966	—	89,473
Mortgage notes and related accrued interest receivable, net	58,220	56,505	366,580	5,032	486,337
Investment in a direct financing lease, net	—	242,212	—	—	242,212
Investment in joint ventures	5,275	—	—	—	5,275
Intangible assets, gross (1)	18,444	—	—	—	18,444
Notes receivable and related accrued interest receivable, net (1)	—	4,992	—	—	4,992
Total investments (2)	$2,262,220	$537,902	$549,740	$212,007	$3,561,869
% of total investments	64%	15%	15%	6%	100%

(1) Included in other assets in the consolidated balance sheets as of March 31, 2014 and December 31, 2013 in the Company's Quarterly Report on Form 10-Q. Reconciliation is as follows:

	3/31/2014	12/31/2013
Intangible assets, gross	$17,922	$18,444
Less: accumulated amortization on intangible assets	(11,586)	(11,633)
Notes receivable and related accrued interest receivable, net	7,322	4,992
Prepaid expenses and other current assets	50,685	48,129
Total other assets	$64,343	$59,932

(2) See pages 29 and 30 for definitions.

EPR Properties
Lease Expirations
As of March 31, 2014
(Unaudited, dollars in thousands)

	Megaplex Theatres				Public Charter Schools
Year	Total Number of Properties		Rental Revenue for the Trailing Twelve Months Ended March 31, 2014 (1)	% of Total Revenue	Total Number of Properties		Financing Income/Rental Revenue for the Trailing Twelve Months Ended March 31, 2014	% of Total Revenue

2014	—		$—	—	—		$—	—
2015	3		9,657	3%	—		—	—
2016	4		9,386	3%	—		—	—
2017	4		7,397	2%	1		710	—%
2018	19		31,818	9%	—		—	—
2019	8		23,195	7%	—		—	—
2020	7		9,150	2%	—		—	—
2021	6		10,031	3%	—		—	—
2022	12		22,201	6%	—		—	—
2023	5		10,434	3%	—		—	—
2024	10		16,828	5%	—		—	—
2025	6		12,495	4%	—		—	—
2026	4		5,671	1%	—		—	—
2027	2		3,384	1%	—		—	—
2028	2		1,504	—%	—		—	—
2029	15	(2)	14,125	4%	—		—	—
2030	—		—	—	—		—	—
2031	4		3,772	1%	11	(4)	10,135	3%
2032	3	(3)	2,039	1%	13	(5)	14,315	4%
2033	6		2,787	1%	18	(6)	14,718	4%
Thereafter	1		59	—	7		7,041	2%
	121		$195,933	56%	50		$46,919	13%

Note: This schedule relates to consolidated megaplex theatres and public charter schools only, which together represent approximately 69% of total revenue for the trailing twelve months ended March 31, 2014. This schedule excludes properties under construction.

(1) Consists of rental revenue and tenant reimbursements.
(2) All of these theatre properties are leased under a master lease.
(3) All of these threatre properties are leased under a master lease.
(4) Five of these public charter school properties are leased under a master lease to Imagine.
(5) Six of these public charter school properties are leased under a master lease to Imagine.
(6) Sixteen of these public charter school properties are leased under a master lease to Imagine.

EPR Properties
Top Ten Customers by Revenue from Continuing Operations
(Unaudited, dollars in thousands)

			Total Revenue For The
			Three Months Ended	Percentage of
	Customers	Asset Type	March 31, 2014	Total Revenue

1.	American Multi-Cinema, Inc.	Entertainment	$21,745	24%
2.	Cinemark USA, Inc.	Entertainment	8,281	9%
3.	Imagine Schools, Inc.	Education	7,301	8%
4.	Regal Cinemas, Inc.	Entertainment	6,912	8%
5.	Peak Resorts, Inc.	Recreation	4,691	5%
6.	Carmike Cinemas, Inc.	Entertainment	4,241	5%
7.	SVVI, LLC	Recreation	3,308	4%
8.	Southern Theatres, LLC	Entertainment	3,014	3%
9.	Landmark Cinemas	Entertainment	1,898	2%
10.	Cineplex, Inc.	Entertainment	1,811	2%

	Total		$63,202	70%

EPR Properties
Summary of Mortgage Notes Receivable
(Unaudited, dollars in thousands)

Summary of Mortgage Notes Receivable

	March 31, 2014	December 31, 2013
Mortgage note, 9.00%, due June 19, 2014	$1,063	$—
Mortgage note, 10.00%, due April 1, 2016	42,907	42,907
Mortgage note receivable and related accrued interest receivable, 5.50%, due November 1, 2016	2,511	2,511
Mortgage note and related accrued interest receivable, 10.00%, due November 1, 2017	2,521	2,521
Mortgage notes, 7.00% and 10.00%, due May 1, 2019	183,465	183,465
Mortgage note and related accrued interest receivable, 10.00%, due November 1, 2020	1,139	1,112
Mortgage note, 10.11%, due March 10, 2027	10,972	10,972
Mortgage notes, 10.77%, due April 3, 2027	63,500	63,500
Mortgage note, 9.98%, due October 30, 2027	47,029	47,029
Mortgage note and related accrued interest receivable, 10.65%, due June 28, 2032	36,032	36,032
Mortgage note and related accrued interest receivable, 9.50%, due September 1, 2032	19,692	19,659
Mortgage note and related accrued interest receivable, 10.25%, due October 31, 2032	22,188	22,188
Mortgage note, 10.20%, due December 19, 2032	4,509	4,509
Mortgage note and related accrued interest receivable, 9.00%, due December 31, 2032	5,688	5,717
Mortgage note and related accrued interest receivable, 9.50%, due January 31, 2033	7,870	6,872
Mortgage notes and related accrued interest receivable, 9.50%, due April 30, 2033	23,255	20,802
Mortgage note and related accrued interest receivable, 10.25%, due June 30, 2033	3,459	3,455
Mortgage note, 11.31%, due July 1, 2033	13,040	13,086
Total mortgage notes and related accrued interest receivable	$490,840	$486,337

Payments Due on Mortgage Notes Receivable

	As of March 31, 2014
Year:
2014	$1,804
2015	878
2016	46,297
2017	1,154
2018	168
Thereafter	440,539
Total	$490,840

EPR Properties
Summary of Notes Receivable
(Unaudited, dollars in thousands)

Summary of Notes Receivable (1)

	March 31, 2014	December 31, 2013
Note and related accrued interest receivable, 10.00%,
due July 19, 2014	$2,038	$1,300
Note and related accrued interest receivable, 9.23%,
due August 31, 2015	3,776	3,692
Note and related accrued interest receivable, 12.50%,
due March 1, 2024	1,508	—
Total notes and related accrued interest receivable	$7,322	$4,992

(1) Included in other assets in the consolidated balance sheets as of March 31, 2014 and December 31, 2013 in the Company's Quarterly Report on Form 10-Q.

Payments due on Notes Receivable

	As of March 31, 2014
Year:
2014	$2,233
2015	3,581
2016	—
2017	—
2018	—
Thereafter	1,508
Total	$7,322

EPR Properties
Definitions-Non-GAAP Financial Measures

EBITDA AND ADJUSTED EBITDA
EBITDA is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses EBITDA in its analysis of the business and operations of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA - continuing operations as the sum of net income plus costs (gain) associated with loan refinancing or payoff, net, interest expense (net), depreciation and amortization, less gain on sale or acquisition of real estate, gain on early extinguishment of debt, equity in income from joint ventures, gain on previously held equity interest, income tax expense or benefit and discontinued operations. EBITDA - discontinued operations is computed in the same manner but only as it relates to discontinued operations. Adjusted EBITDA - continuing operations is presented to also add back the effect of non-cash impairment charges, the provision for loan losses and transaction costs (benefit). Adjusted EBITDA - discontinued operations is computed in the same manner but only as it relates to discontinued operations.

The Company’s method of calculating EBITDA and Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA and Adjusted EBITDA do not represent cash generated from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, we calculate FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales or acquisitions of depreciable operating properties and impairment losses of depreciable real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. We have calculated FFO for all periods presented in accordance with this definition. In addition, we present FFO as adjusted by adding to FFO costs (gains) associated with loan refinancing or payoff, net, transaction costs (benefit), provision for loan losses and preferred share redemption costs and by subtracting gain on early extinguishment of debt, gain (loss) on sale of land and deferred income tax benefit (expense). FFO and FFO as adjusted are a non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, we present AFFO by adding to FFO provision for loan losses, transaction costs (benefit), non-real estate depreciation and amortization, deferred financing fees amortization, costs (gain) associated with loan refinancing or payoff, net, share-based compensation expense to management and trustees, amortization of above market leases, net and preferred share redemption costs; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, the non-cash portion of mortgage and other financing income and gain on early extinguishment of debt, gain (loss) on sale of land and deferred income tax benefit (expense). AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. We calculate the interest coverage amount by adding to net income impairment charges, provision for loan losses, transaction costs (benefit), interest expense, gross (including interest expense in discontinued operations), depreciation and amortization, share-based compensation expense to management and trustees and costs (gain) associated with loan refinancing or payoff, net; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale or acquisition of real estate from continuing and discontinued operations, gain on previously held equity interest and deferred income tax benefit (expense). We calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. We consider the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. Our calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that preferred share dividends are also added to the denominator. We consider the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. Our calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that recurring principal payments are also added to the denominator. We consider the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. Our calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

TOTAL INVESTMENTS
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of rental properties (before accumulated depreciation), rental properties held for sale (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in a direct financing lease, net, investment in joint ventures, intangible assets, gross (included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested.